EXECUTION VERSION
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
This AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of September 5, 2013 (the “Effective Date”), by and among AVIS BUDGET CAR RENTAL, LLC, a limited liability company organized under the laws of the State of Delaware (“ABCR”), AVIS BUDGET FINANCE, INC. a corporation duly organized and existing under the laws of State of Delaware (“Avis Finance”, and together with ABCR, the “Issuers”), THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a trust company duly organized and existing under the laws of the State of New York, as the retiring trustee under the Indenture referred to below (the “Retiring Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation duly organized and existing under the laws of the State of New York, as the successor trustee under the Indenture referred to below (the “Successor Trustee”).
WHEREAS, the Issuers, the Retiring Trustee and the guarantors named therein are parties to that certain indenture (as amended and supplemented), dated as of April 19, 2006 (the “2006 Indenture”), pursuant to which the Issuers issued their Floating Rate Notes due 2014 (the “Floating Rate Notes”), their 7.625% Senior Notes due 2014 (“the “2014 Notes”) and their 7.75% Senior Notes due 2016 (the “2016 Notes”), of which $150,000,000 aggregate principal amount of the Floating Rate Notes are outstanding, as of the date hereof, $0 aggregate principal amount of the 2014 Notes are outstanding, as of the date hereof and $0 aggregate principal amount of the 2016 Notes are outstanding, as of the date hereof;
WHEREAS, the Issuers, the Retiring Trustee and the guarantors named therein are parties to that certain indenture (as amended and supplemented), dated as of October 15, 2010 (the “2010 Indenture”), pursuant to which the Issuers issued their 8.25% Senior Notes due 2019 (the “2019 Notes”), of which $725,000,000 aggregate principal amount of the 2019 Notes are outstanding, as of the date hereof;
WHEREAS, the Issuers, the Retiring Trustee and the guarantors named therein are parties to that certain indenture (as amended and supplemented), dated as of October 3, 2011 (the “2011 Indenture”), pursuant to which the Issuers issued their 9.75% Senior Notes due 2020 (the “2020 Notes”), of which $224,372,000 aggregate principal amount of the 2020 Notes are outstanding, as of the date hereof;
WHEREAS, the Issuers, the Retiring Trustee and the guarantors named therein are parties to that certain indenture (as amended and supplemented), dated as of November 8, 2012 (the “2012 Indenture”), pursuant to which the Issuers issued their 4.875% Senior Notes due 2017 (the “2017 Notes”), of which $300,000,000 aggregate principal amount of the 2017 Notes are outstanding, as of the date hereof;
WHEREAS, the Issuers, the Retiring Trustee and the guarantors named therein are parties to that certain indenture (as amended and supplemented), dated as of April 3, 2013 (the “2013 Indenture”, and together with the 2006 Indenture, the 2010 Indenture, the 2011 Indenture and the 2012 Indenture, the “Indentures”), pursuant to which the Issuers issued their 5.50% Senior Notes due 2023 (the “2023 Notes”, and together with the Floating Rate Notes, the 2014 Notes, the 2016 Notes, the 2019 Notes, the 2020 Notes and the 2017 Notes, the “Notes”), of which $500,000,000 aggregate principal amount of the 2023 Notes are outstanding, as of the date hereof;
WHEREAS, the Retiring Trustee has been acting as Trustee, Note Registrar, Paying Agent, and in certain other capacities under the Indentures and has been acting as Calculation Agent under the 2006 Indenture;
WHEREAS, pursuant to Section 710 of each of the Indentures, the Retiring Trustee has provided notice to the Issuers of its resignation as Trustee and its other capacities under the Indentures with respect to the Notes;

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WHEREAS, the Issuers desire to appoint the Successor Trustee as successor Trustee, Note Registrar, Paying Agent and Calculation Agent and in all other capacities in which the Retiring Trustee serves under the Indentures, and the Successor Trustee is willing to accept such appointments; and
WHEREAS, each of the Indentures provides that the successor Trustee appointed under the Indentures shall succeed to and become vested with all the rights, powers, trusts and duties of the retiring Trustee, and that the retiring Trustee shall be discharged from its duties and obligations thereunder upon the acceptance by the successor Trustee of its appointment.

NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms used but not otherwise defined in this Agreement shall have the definitions given to such terms in the Indentures):

1.	Pursuant to the terms of the Indentures, the Retiring Trustee has notified the Issuer of its resignation as Trustee, Note Registrar, Paying Agent and Calculation Agent under each of the Indentures.

2.
Pursuant to the terms of the Indentures, effective as of the Effective Date, the Issuers hereby appoint the Successor Trustee as Trustee under the Indentures and as successor to the Retiring Trustee in any other capacity in which the Retiring Trustee acts pursuant to the Indentures, and the Issuers hereby confer to the Successor Trustee all of the rights, title, interests, capacities, privileges, duties and responsibilities in such capacities under the Indentures.

3.
Effective as of the Effective Date, the Retiring Trustee hereby assigns, transfers, delivers and confers to the Successor Trustee all of its rights, title and interest under the Indentures including, without limitation, all of its rights, title, powers, trusts, protections, indemnities, immunities, interests, capacities, privileges, duties and responsibilities as Trustee, Paying Agent, Note Registrar, Calculation Agent and in any other capacity in which the Retiring Trustee acts pursuant to the Indentures.

4.
Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor Trustee, Note Registrar, Paying Agent and Calculation Agent and in all other capacities in which the Retiring Trustee serves under the Indentures and agrees that, as of the Effective Date, it shall become vested with all the rights, title, powers, trusts, protections, indemnities, immunities, interests, capacities, privileges, duties and responsibilities of the Retiring Trustee with like effect as if originally named as Trustee, Note Registrar, Paying Agent and Calculation Agent and in such other capacities in which the Retiring Trustee serves under the Indentures; provided, however, that, notwithstanding any term herein or elsewhere to the contrary, the Successor Trustee does not hereby assume or agree to, and nothing herein shall be construed to transfer or impose upon the Successor Trustee, any of the foregoing obligations, duties, responsibilities or trusts arising or existing prior to the Effective Date, or any liabilities of the Retiring Trustee or obligations of the Retiring Trustee to be performed prior to the Effective Date (whether in its capacity as predecessor in any of such capacities or otherwise arising from any actions or omissions of the Retiring Trustee). The resignation, appointment and acceptance effected hereby shall become effective as 5:00 p.m. New York City time on the Effective Date; provided however, that the resignation of the Retiring Trustee as Paying Agent, Registrar and Note Custodian under the Indentures shall be effective upon ten (10) business days after the Effective Date.

5.
Effective as of the Effective Date, the Successor Trustee shall serve as Trustee, Note Registrar, Paying Agent and Calculation Agent and any other capacity in which the Retiring Trustee acts pursuant to the Indentures, as set forth in the Indentures, and its designated corporate trust office shall be located at 60 Wall Street, 27th Floor, mail Stop NYC60-2710, New York, New York 10005, or such other address as may be specified in writing by the Successor Trustee to the Issuers from time to time.

6.
On or as soon as reasonably practicable after the Effective Date, the Retiring Trustee shall transfer and deposit with the Successor Trustee all money and property, if any, then held by the Retiring Trustee

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under the Indentures using the Successor Trustee’s wire instructions as set forth in Exhibit A hereto. After the Effective Date, the Retiring Trustee shall transfer and deposit with the Successor Trustee all money and property that the Retiring Trustee receives which were required by the terms of the Indenture to be held by the Retiring Trustee using the Successor Trustee’s wire instructions set forth in Exhibit A hereto or otherwise provided to the Retiring Trustee.

7.
On or as soon as reasonably practicable after the Effective Date, the Retiring Trustee shall provide to the Successor Trustee originals, if available, or copies of all documents, materials, information and reports as more fully described and listed on Exhibit B attached hereto and incorporated herein by this reference (the “Information”), in each case to the extent such Information is in the possession of the Retiring Trustee. From and after the Effective Date, the Retiring Trustee further agrees that it will, upon reasonable request of the Successor Trustee, (1) provide to the Successor Trustee any additional information (other than with respect to internal or privileged information) in the possession of the Retiring Trustee relating to the Notes or the Indentures, (2) cooperate with the Successor Trustee to resolve any issues that arise with respect to the Information and (3) cooperate with any reasonable request by the Successor Trustee to more fully vest or confirm in the Successor Trustee the rights, title, powers, trusts, protections, indemnities, immunities, interests, capacities, privileges, duties and responsibilities of the Retiring Trustee in the Indentures assigned hereby. The Successor Trustee understands and agrees that the Retiring Trustee makes no representation or warranty regarding the accuracy or completeness of any Information or such additional information.

8.
On or as soon as reasonably practicable after the Effective Date, the Successor Trustee shall cause a notice, substantially in the form of Exhibit C hereto, to be sent to each Holder of each of the Notes.

9.
Each party hereto agrees that the Successor Trustee may conclusively rely on the Information for all purposes, without further inquiry, verification or independent investigation of any kind, including, without limitation, for purposes of carrying out its obligations as Successor Trustee. In addition, each party hereto hereby expressly agrees that the Successor Trustee shall have no liability for any failure, inability or delay on its part in performing or observing any duties, obligations or responsibilities in its capacity as Successor Trustee due to or resulting from any delay, failure or inability on the part of the Retiring Trustee in delivering any of the Information and materials, or any other deliverable required to be delivered by the Retiring Trustee to the Successor Trustee hereunder. To the extent set forth in the Indentures, the Retiring Trustee shall remain liable to the other parties thereto for any unreasonable delay, failure or inability in performing or observing any duties, obligations or responsibilities on its part under the Indentures arising prior to the Effective Date.

10.	The Issuers hereby represent and warrant to the Successor Trustee as follows:

a.    Each is validly organized and existing under the laws of the jurisdiction of its organization or incorporation;

b.    The Indentures were duly executed and delivered by the Issuers and constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability of the Indentures may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity;

c.    The Notes were validly and lawfully issued;

d.    Each has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indentures; and

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e.    promptly after the execution and delivery of this Agreement, they will mail or cause to be mailed to each Holder of each of the Notes a Notice of Resignation of Trustee and a Notice of Appointment of Successor Trustee.

11.	The Retiring Trustee hereby represents and warrants to the Successor Trustee as follows:

a.
To the best of its knowledge, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing under any of the Indentures;

b.
No covenant or condition contained in any of the Indentures has been waived by the Retiring Trustee or, to the knowledge of Responsible Officers of the Retiring Trustee, by the Holders of the percentage in aggregate principal amount of the Notes required by each of the Indentures to effect any such waiver;

c.
The Retiring Trustee has not, and as of the Effective Date will not have, as Trustee, entered into any supplement or amendment to any of the Indentures, except as set forth on Exhibit D attached hereto;

d.
All conditions precedent relating to the appointment of the Successor Trustee under each of the Indentures, that are required to be performed by the Retiring Trustee have been complied with by the Retiring Trustee; and

e.	It has lawfully and fully discharged its duties under each of the Indentures.

12.
The Successor Trustee hereby represents and warrants to the Retiring Trustee and to the Issuers that it is eligible under Section 709 of each of the Indentures and qualified and eligible under the Trust Indenture Act of 1939, as amended to date, to serve as Trustee under the Indentures and that it has the corporate power and authority to perform the duties and obligations of the Trustee under the Indentures and in all other capacities in which it or its affiliates perform under the Indentures.

13.	Each of the parties hereto hereby represents and warrants for itself that as of the date hereof, and the Effective Date:

a.	it has power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

b.
this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation and is enforceable against it, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity.

14.
The parties hereto agree that this Agreement does not constitute an assumption by the Successor Trustee of any liability of the Retiring Trustee arising out of any actions or inaction by the Retiring Trustee, prior to the Effective Date, in performance (or non-performance) of its duties under any of the Indentures.

15.
The parties hereto agree that as of the Effective Date all references to the Retiring Trustee as Trustee, Note Registrar, Paying Agent, Calculation Agent or any other capacity in which the Retiring Trustee acts pursuant to the Indentures shall be deemed to refer to the Successor Trustee.

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16.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but which counterparts, shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

17.
All notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Issuers:

Avis Budget Car Rental, LLC
6 Sylvan Way
Parsippany, NJ 07054
Attention: Bryon Koepke
Email: bryon.koepke@avisbudget.com
Fax: 973-496-1241
Phone: 973-496-5378

If to the Retiring Trustee:
The Bank of Nova Scotia Trust Company of New York
One Liberty Plaza
165 Broadway, 23rd floor
New York, NY 10006
Attention: Trust Administration
Email: warren.goshine@scotiabank.com
Fax: (212) 225-5436
Phone: (212) 225-5279

If to the Successor Trustee:

Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
USA
Attn: Corporates Team, Avis
Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust and Agency Services
100 Plaza One – 6th Floor
Mail Stop: JCY03-0699
Jersey City, NJ 07311-3901
USA
Attn: Corporates Team, Avis

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Facsimile: (732) 578-4635

18.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereto hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process at their respective offices set forth in Section 18 hereof. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19.
Nothing contained in this Agreement shall in any way affect the obligations or rights of the Issuers under the Indentures. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

20.
Fees paid in advance, if any, to the Retiring Trustee shall be credited to any current fees owed the Retiring Trustee for the period through and including the Effective Date, and the balance of such fees, if any, paid to but unearned by the Retiring Trustee for any period after the Effective Date shall be transferred by the Retiring Trustee to the Successor Trustee on the Effective Date using the Successor Trustee’s wire instructions as set forth on Exhibit A hereto, for deposit by the Successor Trustee. The fees payable by the Issuers on and after the Effective Date shall henceforth be invoiced by and paid to the Successor Trustee at such address and account as shall hereafter be provided by the Successor Trustee to the Issuers. The indemnification provisions set forth in the Indentures for the benefit of the Retiring Trustee shall survive the execution hereof and will remain in effect after the Effective Date.

21.
The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, and in order to help fight the funding of terrorism and money laundering, the Successor Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Issuers agree that they will provide the Successor Trustee with such information as it may request in order for the Successor Trustee to satisfy the requirements of the USA Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

AVIS BUDGET CAR RENTAL, LLC

By: /s/ David B. Wyshner
Name: David B. Wyshner
Title: Senior Executive Vice President and Chief Financial Officer

AVIS BUDGET FINANCE, INC.

By: /s/ David B. Wyshner
Name: David B. Wyshner
Title: Senior Executive Vice President and Chief Financial Officer

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THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Retiring Trustee

     By: /s/ John F. Neylan
Name: John F. Neylan
Title: Trust Officer

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DEUTSCHE BANK TRUST COMPANY AMERICAS By: DEUTSCHE BANK NATIONAL TRUST COMPANY, as Successor Trustee

By:	/s/ Jacqueline Bartnick
Name: Title:	Jacqueline Bartnick Director

By: /s/ Linda Reale
Name: Linda Reale Title: Vice President

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Exhibit A

Deutsche Bank Trust Company Americas
New York, NY 10005
ABA # 021001033
Account # 01419647
For the Account of: NYLTD Funds Control New York
Ref: Avis

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Exhibit B
DOCUMENTS, MATERIALS, INFORMATION AND REPORTS TO BE PROVIDED:
GENERAL:

1.	A set of closing documents (on a CD or in hard-copy form) to the extent received by the Retiring Trustee and each amendment and supplemental Indenture, if any received by it.
2.	Copies of all notices sent by Retiring Trustee to Holders of the Notes pursuant to the terms of the Indenture.
3.	The original Notes registered in the name of and held on behalf of Cede & Co (the “Global Notes”).

REGISTER AND TAX INFORMATION:

1. DTC fast balances as of last payment date and any transfers or changes in position thereafter.

2. Printout of register database.

3. The current remaining principal amount of the Securities, together with a record of any prior adjustments to the remaining principal amount.
4. Copies of any written notices received from Holders or beneficial owners.

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Exhibit C

AVIS BUDGET CAR RENTAL, LLC
AVIS BUDGET FINANCE, INC.

NOTICE TO HOLDERS
[Floating Rate Senior Notes Due 2014 (CUSIP No. 053773 AJ6)/
[8.25% Senior Notes Due 2019 (CUSIP Nos. 053773 AN7; 053773 AM9)]/
[9.75% Senior Notes Due 2020 (CUSIP No. 053773 AQ0) ]/
[4.875% Senior Notes Due 2017 (CUSIP Nos. 053773 AT4; 053773 AS6)]/
[5.50% Senior Notes Due 2023 (CUSIP Nos. 053773 AV9; 053773 AU1)]

September__, 2013

Dear Noteholder:

Reference is made to the Indenture, dated as of [April 19, 2006/October 15, 2010/October 3, 2011/November 8, 2012/April 3, 2013] (the “Indenture”), by and among Avis Budget Car Rental, LLC , a limited liability company organized under the laws of the State of Delaware (“ABCR”) Avis Budget Finance, Inc., a corporation duly organized and existing under the laws of State of Delaware (“Avis Finance.”, and together with ABCR, the “Issuers”), the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, a New York banking corporation as successor trustee (the “Trustee”) to The Bank of Nova Scotia Trust Company of New York (the “Retiring Trustee”), as amended and supplemented pursuant to which the Issuers’ (i) Floating Rate Senior Notes Due 2014 (the “Floating Rate Notes”), (ii) 7.625% Senior Notes Due 2014 (the “2014 Notes”) and (iii) 7.75% Senior Notes Due 2016 (the “2016 Notes”, and together with the Floating Rate Notes and the 2014 Notes, the “Notes”)/8.25% Senior Notes due 2019 (the “Notes”)/9.75% Senior Notes due 2020 (the “Notes”)/4.875% Senior Notes due 2017 (the “Notes”)/5.50% Senior Notes Due 2023 (the “Notes”) were issued. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Indenture.
Pursuant to Section 109 of the Indenture, the Issuers hereby notify you that (i) the Retiring Trustee has notified the Issuers of its resignation as trustee under the Indenture with respect to the Notes and (ii) Deutsche Bank Trust Company Americas, with its Corporate Trust Office located at 100 Plaza One, Mailstop JCY03-0699 Jersey City, New Jersey 07311-3901 has been appointed by the Issuers as successor Trustee under the Indenture with respect to the Notes.

The Issuers have requested that the Trustee deliver this notice on behalf of the Issuers to each Holder on the date hereof.

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Exhibit D

1.	Supplemental Indenture to the 2006 Indenture, dated as of February 9, 2007, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

2.	Second Supplemental Indenture to the 2006 Indenture, dated as of January 28, 2009, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

3.	Third Supplemental Indenture to the 2006 Indenture, dated as of November 5, 2009, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

4.	Supplemental Indenture to the 2006 Indenture, dated as of June 30, 2011, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

5.	Supplemental Indenture to the 2010 Indenture, dated as of June 30, 2011, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

6.
Supplemental Indenture to the 2011 Indenture, dated as of October 10, 2011, among the Issuers, Avis Budget Group, Inc., Avis Budget Holdings, LLC, the guarantors from time to time party thereto and the Retiring Trustee.

7.	Supplemental Indenture to the 2006 Indenture, dated June 21, 2013, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

8.	Supplemental Indenture to the 2010 Indenture, dated June 21, 2013, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

9.	Supplemental Indenture to the 2011 Indenture, dated June 21, 2013, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

10.	Supplemental Indenture to the 2012 Indenture, dated June 21, 2013, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

11.	Supplemental Indenture to the 2013 Indenture, dated June 21, 2013, among the Issuers, the guarantors from time to time party thereto and the Retiring Trustee.

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